Exhibit 99.1

Brightcove Announces Financial Results for First Quarter 2013

BOSTON, MA (April 30, 2013) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud content services, today announced financial results for the quarter ended March 31, 2013.

“We are pleased that Brightcove delivered first quarter revenue and profitability that exceeded our guidance,” said David Mendels, Chief Executive Officer of Brightcove. “The rapid shift of consumers watching digital content across a growing array of devices is forcing companies across a wide range of industries to think more strategically about their digital content delivery needs. We believe Brightcove is uniquely positioned to benefit from this long-term trend, and our focus is on continuing to drive the pace of innovation in the multi-billion dollar online video platform market.”

First Quarter 2013 Financial Highlights:

Revenue: Total revenue for the first quarter of 2013 was $24.7 million, an increase of 24% compared to $19.9 million for the first quarter of 2012. Subscription and support revenue was $23.8 million, an increase of 26% compared with $18.8 million for the first quarter of 2012. Professional services and other revenue was $944,000, compared to $1.1 million for the first quarter of 2012.

Gross Profit: Gross profit for the first quarter of 2013 was $16.3 million, compared to $13.6 million for the first quarter of 2012, and gross margin was 66% for the first quarter of 2013. Non-GAAP gross profit for the first quarter of 2013 was $16.7 million, representing a year-over-year increase of 22% and a non-GAAP gross margin of 67%.

Operating Loss: Loss from operations was $3.9 million for the first quarter of 2013, compared to a loss of $3.2 million for the first quarter of 2012. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.2 million for the first quarter of 2013, an improvement compared to a non-GAAP loss of $2.3 million during the first quarter of 2012.

Net Loss: Net loss attributable to common stockholders was $4.2 million, or $0.15 per basic and diluted share, for the first quarter of 2013. This compares to a net loss attributable to common stockholders of $4.3 million, or $0.27 per basic and diluted share, for the first quarter of 2012.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, and the accretion of dividends on redeemable convertible preferred stock, was $1.6 million for the first quarter of 2013, or $0.06 per basic and diluted share, compared to a non-GAAP net loss attributable to common stockholders of $2.6 million for the first quarter of 2012, or $0.17 per basic and diluted share.

Balance Sheet and Cash Flow: As of March 31, 2013, Brightcove had $28.6 million of cash, cash equivalents and investments, compared to $33.0 million at December 31, 2012. Brightcove used $2.8 million in cash from operations and invested $126,000 in capital expenditures, leading to free cash flow of ($2.9) million for the first quarter of 2013. Free cash flow was ($6.5) million for the first quarter of 2012.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights

•

Ended the quarter with 6,321 customers, which included a net increase of 65 premium customers. New customers added during the quarter included: Network Ten, the Wall Street Journal, Ford Direct, Wesleyan University, and Shutterfly.

•

Announced the general availability of a comprehensive monetization solution for HTML5 video, which includes support for VAST-compliant pre-, mid- and post roll advertising, a new HTML5 video player API that enables dynamic changes to ad policy settings, and HTML5 video plug-in support for leading ad servers from FreeWheel, Google, Videoplaza, and YuMe.

•

Introduced new native player software development kits (SDKs) for Apple iOS and Google Android devices that are integrated with industry leading advertising, analytics and digital rights management providers to provide for improved content performance and successful video monetization.

•

Announced the general availability of Zencoder Live Cloud Transcoding, an open API that enables live video encoding in the cloud and allows content providers to instantly scale live encoding resources without having to invest in on-premise hardware.

•

Rovio Entertainment, the Finland based entertainment media company known for its creation of the Angry Birds franchise, selected Brightcove Video Cloud to support the launch of its Angry Birds Toons animated series. Angry Birds fans will now be able to watch the on-demand series on their smart TVs, smartphones and tablets.

•

Announced enhanced support for TV Everywhere authentication through robust integrations with Adobe Pass and Akamai’s Sola Vision Identity Services. This will enable cross-device authenticated video experiences for both web and native mobile applications, making it easier for broadcasters to provide greater access to premium video programming.

Business Outlook

Based on information as of today, April 30, 2013, the Company is issuing the following financial guidance:

Second Quarter 2013*: The Company expects revenue to be $25.7 million to $26.2 million, and non-GAAP loss from operations to be $1.4 million to $1.7 million. Assuming approximately 28.2 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share attributable to common stockholders to be $0.06 to $0.07.

Full Year 2013*: The Company is raising its 2013 financial guidance for revenue and non-GAAP loss from operations. Revenue is expected to be $104 million to $106 million, and non-GAAP loss from operations is expected to be $3.3 million to $4.8 million. Assuming approximately 28.4 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share attributable to common stockholders to be $0.15 to $0.22.

*With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP loss from operations and GAAP net loss per share attributable to common stockholders, respectively, because the Company does not provide guidance for stock-based compensation expense, merger-related expenses, or amortization of acquired intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As the items that impact GAAP loss from operations and GAAP net loss per share attributable to common stockholders are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP net loss per share attributable to common stockholders is not available without unreasonable effort.

Conference Call Information

Brightcove will host a conference call today, April 30, 2013, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-705-6003

(domestic) or 201-493-6725 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 411142. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, offers a family of products used to publish and distribute the world’s professional digital media. The company’s products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,300 customers in over 60 countries that rely on Brightcove cloud content services to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2013 and the full year of 2013, our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our Video Cloud and Zencoder products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss attributable to common stockholders and non-GAAP basic and diluted net loss per share attributable to common stockholders. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, and the accretion of dividends on redeemable convertible preferred stock.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$20,093	$21,708
Short-term investments	6,838	8,264
Restricted cash	42	102
Accounts receivable, net of allowance	21,555	18,956
Prepaid expenses and other current assets	4,628	2,987
Deferred tax asset	171	187

Total current assets	53,327	52,204
Long-term investments	1,661	3,069
Property and equipment, net	7,665	8,400
Intangible assets, net	9,957	10,387
Goodwill	22,018	22,018
Restricted cash	201	201
Other assets	704	714

Total assets	$95,533	$96,993

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Accounts payable	$1,918	$619
Accrued expenses	9,688	11,639
Deferred revenue	22,157	19,103

Total current liabilities	33,763	31,361
Deferred revenue, net of current portion	77	113
Other liabilities	1,236	1,027

Total liabilities	35,076	32,501
Stockholders' Equity:
Common stock	28	28
Additional-paid-in-capital	170,505	167,912
Accumulated other comprehensive income	15	572
Accumulated deficit	(110,091)	(105,862)

Total stockholders’ equity attributable to Brightcove Inc.	60,457	62,650
Non-controlling interest in consolidated subsidiary	—	1,842

Total stockholders’ equity	60,457	64,492
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$95,533	$96,993

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Subscription and support revenue	$23,777	$18,836
Professional services and other revenue	944	1,108

Total revenue	24,721	19,944
Cost of revenue: (1) (2)
Cost of subscription and support revenue	6,747	5,195
Cost of professional services and other revenue	1,667	1,169

Total cost of revenue	8,414	6,364

Gross profit	16,307	13,580

Operating expenses: (1) (2)
Research and development	5,061	4,177
Sales and marketing	9,947	9,008
General and administrative	4,626	3,637
Merger-related	545	—

Total operating expenses	20,179	16,822

Loss from operations	(3,872)	(3,242)
Other expense, net	(299)	(263)

Loss before income taxes and non-controlling interest in consolidated subsidiary	(4,171)	(3,505)
Provision for income taxes	38	29

Consolidated net loss	(4,209)	(3,534)
Net income attributable to noncontrolling interest in consolidated subsidiary	(20)	(52)

Net loss attributable to Brightcove Inc.	(4,229)	(3,586)
Accretion of dividends on redeemable convertible preferred stock	—	(733)

Net loss attributable to common stockholders	$(4,229)	$(4,319)

Net loss per share attributable to common stockholders—basic and diluted	$(0.15)	$(0.27)

Weighted-average shares —basic and diluted	28,024	15,843

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$68	$20
Cost of professional services and other revenue	51	22
Research and development	320	81
Sales and marketing	575	252
General and administrative	685	572

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$253	$—
Research and development	10	—
Sales and marketing	167	—

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities
Net loss	$(4,209)	$(3,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,535	824
Stock-based compensation	1,699	947
Change in fair value of warrants	—	(28)
Provision for reserves on accounts receivable	27	67
Amortization of premium on investments	34	—
Amortization of deferred financing costs	—	44
Loss on disposal of equipment	1	83
Changes in assets and liabilities:
Accounts receivable	(2,717)	(1,377)
Prepaid expenses and other current assets	(1,168)	(599)
Other assets	20	299
Accounts payable	819	(636)
Accrued expenses	(1,958)	135
Deferred revenue	3,103	1,006

Net cash used in operating activities	(2,814)	(2,769)

Investing activities
Maturities of investments	2,800	—
Purchases of property and equipment	(126)	(3,742)
Capitalization of internal-use software costs	—	(24)
Decrease in restricted cash	60	—

Net cash provided by (used in) investing activities	2,734	(3,766)

Financing activities
Proceeds from exercise of stock options	108	181
Purchase of non-controlling interest in consolidated subsidiary	(1,084)	—
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	—	56,923
Repayments under term loan	—	(7,000)

Net cash (used in) provided by financing activities	(976)	50,104

Effect of exchange rate changes on cash	(559)	(149)

Net (decrease) increase in cash and cash equivalents	(1,615)	43,420
Cash and cash equivalents at beginning of period	21,708	17,227

Cash and cash equivalents at end of period	$20,093	$60,647

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
GROSS PROFIT:
GAAP gross profit	$16,307	$13,580
Stock-based compensation expense	119	42
Amortization of acquired intangible assets	253	—

Non-GAAP gross profit	$16,679	$13,622

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,872)	$(3,242)
Stock-based compensation expense	1,699	947
Merger-related expenses	545	—
Amortization of acquired intangible assets	430	—

Non-GAAP loss from operations	$(1,198)	$(2,295)

NET LOSS:
GAAP net loss attributable to common stockholders	$(4,229)	$(4,319)
Stock-based compensation expense	1,699	947
Merger-related expenses	545	—
Accretion of dividends on redeemable convertible preferred stock	—	733
Amortization of acquired intangible assets	430	—

Non-GAAP net loss attributable to common stockholders	$(1,555)	$(2,639)

GAAP basic and diluted net loss per share attributable to common stockholders	$(0.15)	$(0.27)

Non-GAAP basic and diluted net loss per share attributable to common stockholders	$(0.06)	$(0.17)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share attributable to common stockholders	28,024	15,843